U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2007

ORION DIVERSIFIED TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

New Jersey	0-23873	22-1637978
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Front St., Suite 200, Hempstead, NY	11550
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	203-252-2357

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" or "ORDT" refer to ORION DIVERSIFIED TECHNOLOGIES, INC.

ITEM  8.01 Other Events

At a meeting of the Shareholders of the Registrant held on December 18, 2007, the proposals and elections set out in the Registrant’s proxy materials filed on November 13, 2007 were approved. As a result, upon the filing of an amendment to its certificate of incorporation, and/or the Closing of the Exchange Agreement described in its Proxy Statement, ORDT will change its name to Ovale Group, Inc., will increase its authorized shares to 20,000,000 shares, no par value, of which 2,000,000 shares will constitute a class of preferred stock. The Company will also change its name to Ovale Group, Inc. The directors of the corporation will become Vladimir Fabert, Gilles Neveu, and Irwin Pearl. The officers of the corporation will become Vladimir Fabert, President and CEO, Gilles Neveu, Vice President, and Martin Mushkin, Secretary. Certain other actions will be taken to carry out the intent of the shareholders.

The amendment to the certificate of incorporation is not yet effective and the Closing of the Exchange Agreement has not taken place. Within five days of the Closing of the Exchange Agreement, the Registrant will file a Form 8-k in compliance with the requirements for such a filing upon closing of a reverse merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 21, 2007

Orion Diversified Technologies, Inc.

By:	/s/ Irwin Pearl
Name: Irwin Pearl
Title: President